UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2006
SPARTA, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-21682	63-0775889

(Commission File Number)	(I.R.S. Employer Identification No.)

25531 Commercentre Drive, Suite 120, Lake Forest, CA	92630-8873

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 768-8161
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit 99.1

Item 8.01 Other Events.
     The Board of Directors of SPARTA, Inc., a Delaware corporation (the “Company”), has approved a proposed transaction in which the Company would exchange all of the outstanding common stock of the Company’s wholly-owned subsidiary, Spiral Technology, Inc., a California corporation (“Spiral”), for shares of the Company’s stock held by shareholders of the Company who are employees of Spiral. With respect to the proposed share exchange transaction, the Company intends to rely on the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) of that Act. Accordingly, the Company has requested that the California Commissioner of Corporations hold a hearing pursuant to Section 25142 of the California Corporate Securities Law of 1968, as amended (the “California Law”), regarding the proposed share exchange transaction (the “Hearing”) and, based on the Hearing, that the California Commissioner of Corporations approve the terms and conditions of the share exchange transaction and the fairness of such terms and conditions.
     On November 14, 2006, the Company mailed to all shareholders of the Company who are Spiral employees, a notice of the Hearing, as required by the California Law (the “Notice of Hearing”). A copy of the Notice of Hearing is attached hereto as Exhibit 99.1.
     The Notice of Hearing is for the purpose of providing notice of the Hearing only, and is not an offer to tender any shares. The full details of the tender offer, including complete instructions on how to tender shares, will be included in materials that are expected to be mailed to shareholders of the Company who are Spiral employees promptly following commencement of the offer.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     Exhibit 99.1      Notice of Hearing
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTA, INC. (Registrant)
Date: November 15, 2006	By:	/s/ Jerry R. Fabian
Jerry R. Fabian
Secretary, Vice President and Chief Administrative Officer

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